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                                                                    EXHIBIT 21.1

                           BURLINGTON RESOURCES INC.

                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the significant subsidiaries of Burlington Resources Inc. showing the place of incorporation and the percentage of voting securities owned.

                                                                                    PERCENTAGE
                                                                                    OF VOTING
                                                                                 SECURITIES OWNED
                                                                                   DIRECTLY OR
                                                              JURISDICTION OF     INDIRECTLY BY
                      NAME OF COMPANY                          INCORPORATION     IMMEDIATE PARENT
                      ---------------                         ---------------    ----------------
Burlington Resources Hydrocarbons Inc. (formerly known as
  Meridian Oil Hydrocarbons Inc.)...........................     Delaware              100%
Burlington Resources Oil & Gas Company (formerly known as
  Meridian Oil Inc.)........................................     Delaware              100%
Burlington Resources Trading Inc. (formerly known as
  Meridian Oil Trading Inc.)................................     Delaware              100%
Glacier Park Company........................................     Delaware              100%

     The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.